UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021 (December 17, 2021)

Eco Innovation Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-73158	85-0842591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16525 Sherman Way, Suite C-1

Van Nuys, CA 91406

(Address of principal executive offices, including zip code)

(747) 224-2453

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 17, 2021, Eco Innovation Group, Inc. (the "Company") and Keith E. Prime ("Prime"), the inventor of energy-saving technologies with applications for the air conditioning industry (the “Prime Technologies”), issued a joint press release (the “Press Release”) announcing that the Company and Prime had entered into a non-binding (other than as set forth therein) letter of intent (the “Letter of Intent”) that sets for the terms and conditions for the proposed acquisition by the Company of the Prime Technologies. Subject to the terms and conditions set forth in the Letter of Intent, the Company would form a new operating subsidiary that would acquire 100% of the right and title to the Prime Technologies from Prime in exchange for one million shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with Prime receiving a 5% to 7.5% ownership in the new operating subsidiary and receiving 5% to 10% royalties on net profits generated by the new operating subsidiary.

Pursuant to the Letter of Intent, the Company and Prime agreed to negotiate and enter into a definite asset purchase agreement (the “Definitive Agreement”) to effect the acquisition of the Prime Technologies.

Under the Letter of Intent, and subject to the negotiation of the Definitive Agreement, the Company agreed to pay Prime the Common Stock and to employ Prime, and prime’s lead technician, to further develop the Prime Technologies for market. Under the Letter of Intent, the Company and Prime will form a new corporation to secure patent protection for and market the Prime Technologies, with the Company holding 92.5 to 95% of the new company. The Letter of Intent is binding only as pertaining to confidentiality for all parties and exclusivity for Prime.

The closing of the Definitive Agreement will be subject to the satisfaction or waiver of customary conditions to closing, as shall be set forth in the Definitive Agreement, including satisfactory completion of the Company’s due diligence review and the approval of the Company’s board of directors. Subject to the satisfaction of the foregoing conditions, it is expected that the transaction will close on or around February 15, 2022. There can be no assurance that the Company and Prime will enter into a Definitive Agreement, or that the transaction can be completed as planned. In the event that the business contemplated by the Letter of Intent is consummated, there can be no assurance that it will ultimately prove to be beneficial to the Company’s stockholders.

The above description of the Press Release is qualified in its entirety by reference to the Press Release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description of the Letter of Intent is qualified in its entirety by reference to the Letter of Intent, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Exhibit Description
99.1*	Press Release dated December 21, 2021
99.2*	Non-Binding Letter of Intent, dated December 17, 2021, by and between Eco Innovation Group, Inc. and Keith E. Prime
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO INNOVATION GROUP, INC.

	By:	/s/ Julia Otey-Raudes
Date: December 21, 2021		Julia Otey-Raudes
Principal Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1*	Press Release dated December 21, 2021
99.2*	Non-Binding Letter of Intent, dated December 17, 2021, by and between Eco Innovation Group, Inc. and Keith E. Prime
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Filed herewith.